UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 6, 2021

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Blvd, Suite 300, Atlanta GA  30319

(Address of principal executive offices / Zip Code)

(404) 566-4865

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	HDVY	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

This report provides an update on the successful conclusion of two litigation matters defended by the Company.

As previously disclosed, on February 7, 2020 two shareholders of Health Discovery Corporation (the “Company” or “HDC”), William F. Quirk, Jr. (“Quirk”) and Cindy Bear (“Bear”), filed a complaint and motion for a temporary restraining order and preliminary injunction in DeKalb County Superior Court. Among the items in the motion, Quirk and Bear requested to have a special meeting of the shareholders and Quick and Bear alleged misconduct by the Company and its directors. At the time of the Quirk and Bear complaint, the Company had stated its intent to schedule a shareholder meeting no later than June 30, 2020 and in fact did hold the shareholder meeting on May 27, 2020.

On March 2, 2020, Quirk and Bear filed a notice of dismissal in DeKalb County. Quirk and Bear subsequently filed a new lawsuit in Fulton County Superior Court (the “Court”) based on substantially similar allegations and seeking similar relief. On March 4, 2020, the Fulton County Court ordered a hearing on the emergency motion for a temporary restraining order against the Company for the following day.

At the hearing on March 5, 2020, Quirk and Bear presented their version of the facts through affidavits submitted by both Quirk and Bear, arguing that the affidavits supported the emergency relief they sought. The judge denied the motion and did not enter a temporary restraining order. The Court set an evidentiary hearing on Quirk and Bear’s motion for a preliminary injunction for March 27, 2020. Due to the Covid-19 pandemic and multiple requests by Quirk and Bear, the hearing was cancelled. Quirk and Bear did not attempt to reschedule it.

On September 2, 2020, HDC moved to dismiss the complaint on the grounds that Quirk and Bear lacked standing and failed to state claims for relief. Facing HDC’s motion to dismiss, on September 23, 2020 Quirk voluntarily dismissed his claims against the defendants. Because this was the second dismissal of these claims, that dismissal was with prejudice and constitutes and adjudication of the merits under O.C.G.A § 9-11-41(a)(3).

Bear remained a plaintiff in the case. The Company firmly denied Bear’s claims and committed to vigorously defend itself against these unsubstantiated and unjustified claims. Additionally, Bear has been notified of the Company’s intent to pursue abusive litigation claims against Bear as a result of these claims.

Due to Bear’s refusal to participate in discovery and repeated violations of the Court’s orders, the Company filed a Motion for Involuntary dismissal of Plaintiff’s Complaint with Prejudice and Incorporated Memorandum of Law on March 2, 2021. Among the requests in the motion, the Company asked the Court to award HDC its attorneys’ fees and costs against Bear as a result of what the Company believes is a wasteful, baseless lawsuit that is a clear example of abusive litigation.

Subsequently, the Court held a hearing regarding HDC’s motion on March 25, 2021. At that hearing, the Court ordered Bear to appear for her deposition to be taken remotely on March 31, 2021 and April 1, 2021. A recording of the hearing can be found here: https://www.youtube.com/watch?v=DgftM6N2INc. The Court warned Bear that her failure to appear at these depositions or to participate fully in them would result in the dismissal of this case with prejudice. Bear responded indicating that she understood the Court's warning. Defendants served a notice of these depositions on March 25, 2021. Bear did not appear for the March 31, 2021 deposition.

As a result, on April 6, 2021, the Court issued an Order Granting Motion for Involuntary Dismissal with Prejudice and Final Order and Judgment (the “Ruling”) against Bear. As described in the Ruling, this derivative action was filed by Plaintiffs Quirk and Bear as shareholders of Defendant Health Discovery Corporation. The complaint alleged six causes of action against the company, its board of directors, and its former lender. Among other findings in the Ruling, the Court found that Cindy Bear has knowingly and willfully failed to participate in discovery and violated the Court's orders.

The Company has been fully vindicated by the Court’s entry of a final judgment against Bear and in favor of the Company on all counts. In light of the Court’s rulings, the Company intends to seek reimbursement of its attorneys’ fees and costs against Bear for bringing this action.

A similarly baseless complaint was brought by Mark Moore (“Moore”), a former employee. Without any evidence, Moore claimed unpaid wages were due to him from the Company. After the deposition of the Company representative and on the eve of his own deposition, Moore instead decided to dismiss his lawsuit.

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On September 24, 2020, the Company accepted service of a lawsuit filed by Vennwest Global Technologies, Inc. (“Vennwest”), a Canadian company operated by Laurie Venning (“Venning”). The Vennwest lawsuit contains virtually identical claims against HDC that Quirk and Bear had alleged. In addition, Vennwest is represented by the same law firm that had filed the Bear and Quirk complaint, before it withdrew its representation of them.

On November 2, 2020, HDC moved to dismiss the complaint or stay the action pending the conclusion of the Quirk and Bear case, on the grounds that the first-filed derivative case would serve as res judicata to preclude the later-filed case. On November 30, Vennwest filed its response and on December 15, HDC filed its reply. The motion remains pending. The Company remains confident that it will prevail in this case as it has in the cases brought by Quirk, Bear, and Moore.

These lawsuits and the legal expenses associated therewith represent an unnecessary distraction of management time and effort as well as a drain on the Company’s limited cash resources.

ITEM 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

99.1       Order Granting Motion for Involuntary Dismissal with Prejudice and Final Order and Judgment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: April 9, 2021	By:	/s/ George H. McGovern, III
George H. McGovern, III Chairman & Chief Executive Officer

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